SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                   1934
                          (Amendment No.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                      THE APPLETREE COMPANIES, INC.
            ------------------------------------------------
            (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]     Fee paid previously with preliminary materials.
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Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or
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                        THE APPLETREE COMPANIES, INC.
                             5732 Curlew Drive
                          Norfolk, Virginia 23502

                             January 24, 1997


To Our Stockholders:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders which will be held on Friday, March 14, 1997 at 10:00 a.m., Eastern time, at the DoubleTree Hotel, 880 North Military Highway, Norfolk, Virginia.

     The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy and return it promptly in the enclosed envelope to ensure that your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

                                                 Sincerely,



                                                 Justin A. DiMacchia,
                                                 Corporate Secretary

                        THE APPLETREE COMPANIES, INC.
                              5732 Curlew Drive
                           Norfolk, Virginia 23502

                              January 24, 1997

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of The AppleTree Companies, Inc. (the "Company") will be held on Friday, March 14, 1997, at 10:00 a.m., Eastern time, at the DoubleTree Hotel, 880 North Military Highway, Norfolk, Virginia, to consider and take action with respect to the following matters:

     1. The election of six Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. An Amendment to the Company's Certificate of Incorporation increasing its authorized Capital Stock from 130 million shares to ----- million shares, consisting of ---- million shares of Common
Stock and 10 million shares of Preferred Stock;

     3.     Proposal to adopt the Company's 1997 Stock Option Plan;

     4. The ratification of the appointment of Coopers & Lybrand, L.L.P. as independent public accountants of the Company for the fiscal year ending August 31, 1997; and

     5. Such other businesses as may properly be brought before the meeting and any adjournments or postponements thereof.

     Holders of record of the Company's Common Stock at the close of business on January 16, 1997, will be entitled to notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof.

     Your Proxy is important to ensure a quorum at the meeting. Thus, whether or not you expect to be present, you are requested to date, sign and mail the enclosed Proxy in the postage-paid envelope which has been provided for that purpose. The Proxy may be revoked by you at any time before it is exercised and the giving of your Proxy will not affect your right to vote in person if you attend the meeting.

                                         By Order of the Board of  Directors


                                         Justin A. DiMacchia,
                                         Corporate Secretary

                          THE APPLETREE COMPANIES, INC.
                               5732 Curlew Drive
                             Norfolk, Virginia 23502

                       -----------------------------------

                               PROXY STATEMENT

                       -----------------------------------

                        Annual Meeting of Stockholders
                                March 14, 1997

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GENERAL INFORMATION

     This Proxy is being furnished to the holders of the Common Stock (the "Stockholders") of The AppleTree Companies, Inc., a Delaware corporation (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") for the Annual Meeting of Stockholders to be held on Friday, March 14, 1997, at 10:00 a.m., Eastern time, at the DoubleTree Hotel, 880 North Military Highway, Norfolk, Virginia, and at any adjournments, reschedulings and postponements thereof (the "Annual Meeting"). These proxy materials are being mailed on or about February __, 1997, to holders of record on January 16, 1997, of the Company's Common Stock, par value $0.001 per share (the "Common Stock").

     Shares of Common Stock cannot be voted at the Annual Meeting unless the Stockholder is present in person or represented by proxy. All shares of Common Stock represented by properly executed proxies received by the Board pursuant to this solicitation will be voted in accordance with the Stockholder's directions specified on the enclosed proxy. If no directions have been specified by marking the appropriate squares on the proxy, the shares of Common Stock will be voted in accordance with the Board's recommendations. A Stockholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or in open meeting, but without affecting any vote previously taken. The holders of a majority of the Company's outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote, constitute a quorum for the transactions of all business at the Annual Meeting. Abstentions and broker non-votes are included in determining if a quorum is present at the Annual Meeting.

     Only Stockholders of record at the close of business on January 16, 1997 are entitled to vote at the Annual Meeting. As of January 16, 1997, there were issued and outstanding 119,585,122 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote and cumulative voting is not permitted. A list of Stockholders of record entitled to vote at the Annual Meeting will be available for examination by any Stockholder for any purpose germane to the Annual Meeting, for a period of ten (10) days prior to the Annual Meeting, during normal business hours at the offices of the Company, 5732 Curlew Drive, Norfolk, Virginia. The list will also be available at the Annual Meeting. An affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required for approval of Items 1, 3, 4 and 5 of this Proxy Statement. An affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote on the proposal is required for approval of Item 2 of this Proxy Statement. Abstentions from voting will have the same effect as voting against the election of a director and against Item 2. Broker non-votes will not be included in the tabulations of shares entitled to elect directors and will have the same effect as voting against Item 2.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of January 16, 1997, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The shares of Common Stock set forth below include shares of Common Stock which are issuable pursuant to outstanding convertible debentures, convertible preferred stock and warrants, all of which are currently convertible or exercisable; however, no shares of Common Stock may currently be issued until such time as the Stockholders approve an increase to the authorized number of shares of Common Stock of the Company (see Item 2 below) as the Company does not have sufficient authorized and unissued shares of Common Stock:

Name and Address                                           Percent
of Beneficial Owner             Number of Shares(1)   Beneficially Owned(1)(2)

AUER & CO. For the Benefit         50,400,000(3)             29.6%
 of Washington University
10829 Olive Boulevard
St. Louis, MO 63141

BBC Foundation, Ltd.                80,000,000(4)             40.1%
c/o Todtman, Young, Tunick,
 Nachamie, et al.
425 Park Avenue
New York, NY 10022

Benchmark Partners, L.P.            20,000,000(5)             14.3%
c/o Rich Whitman
750 Lexington Avenue, 24th Floor
New York, NY 10022

Emanon Partners, L.P.               49,800,000(6)             29.4%
c/o Schaenen Fox Capital Management
237 Park Avenue
New York, NY 10017

Europe American Capital Corporation 15,736,111(7)             11.6%
Main Road
Tortola, British Virgin Islands

Lancer Offshore Inc.                26,000,000(8)             18.1%
c/o Citco Fund Services
Kaya Flamboyan 9-P.O. Box 812
Curacao, Netherlands, Antilles

Lancer Partners, L.P.               47,459,530(9)             35.0%
200 Park Avenue, Suite 3900
New York, NY 10166

Alfred Peeper                       30,769,231(10)            20.6%
c/o Euram
C. Hamburgo 22
Ed. Las Algas 2-4
03500 Benidorm, Spain

Strategica Capital Corporation      17,949,931(11)            13.1%
d/b/a Strategica Group
1221 Brickell Avenue
Miami, FL 33133

Gerald B. Cramer                    12,000,000(12)             9.1%
520 Madison Avenue, 35th Floor
New York, NY  10022
-----------------------

 (1) Ownership includes sole voting and investment power except as otherwise noted. When applicable, the number of shares of Common Stock beneficially owned includes the number of unissued shares of Common
Stock which the listed person has a right to acquire within 60 days after January 16, 1997. In determining the number of shares of Common
Stock outstanding for computing the percent of class owned by a listed person, the number of shares of Common Stock outstanding of the Company has been increased by the number of unissued shares of Common Stock which the listed person has a right to acquire from the Company within 60 days after January 16, 1997.

(2) Applicable percentage ownership is based on 119,585,122 shares of Common Stock outstanding on January 16, 1997.

(3) Represents Common Stock issuable related to convertible debentures in the amount of $1,000,000. The Debentures are convertible into Common
Stock at $.0125 per share.

(4) Represents Common Stock issuable related to convertible debentures in the amount of $1,000,000. The Debentures are convertible into Common
Stock at $.0125 per share.

(5) Represents Common Stock issuable related to convertible debentures in the amount of $250,000. The Debentures are convertible into Common
Stock at $.0125 per share.

(6) Represents Common Stock issuable related to convertible debentures in the amount of $622,500. The Debentures are convertible into Common
Stock at $.0125 per share.

(7) Includes shares of Common Stock issuable upon the conversion of 11% Convertible Preferred Stock, issued on February 15, 1996, totaling $2,832,500. The number of shares was calculated based on the terms of the Convertible Preferred Stock, which provides that the holder may convert at $.18 per share.

(8) Represents: (i) 2,000,000 shares of Common Stock; and (ii) 24,000,000 shares of Common Stock issuable related to convertible debentures in the amount of $300,000. The Debentures are convertible into Common Stock at $.0125 per share. The Company believes that Michael Lauer controls both Lancer Offshore, Inc. and Lancer Partners, L.P.

(9) Represents: (i) 31,459,530 shares of Common Stock; and (ii) 26,000,000 shares of Common Stock issuable related to convertible debentures in the amount of $325,000. The Debentures are convertible into Common
Stock at $.0125 per share. The Company believes that Michael Lauer controls both Lancer Partners, L.P. and Lancer Offshore, Inc.

(10) Represents: (i) 2,000,000 shares of Common Stock; and (ii) 35,555,556 shares of Common Stock issuable related to convertible debentures in the amount of $400,000. The Debentures are convertible into Common
Stock at 50% of the closing bid price on the day before conversion. As of January 16, 1997, the closing bid price was $.0225 per share. These convertible debentures were issued to certain non-U.S. corporations which the Company believes are controlled by Alfred Peeper.

(11) Represents shares of Common Stock which are issuable upon the exercise of warrants issued on May 22, 1995, that expire on May 22, 2000.
Pursuant to loan documents dated May 22, 1995, and November 22, 1995, Strategica is entitled to additional warrants, in order to bring the total number of shares of Common Stock issuable upon the exercise of warrants to 18.5% of the Company's outstanding Common Stock. Such issuable warrants are excluded from this table. The exercise price is $.5625 per share.

(12) Represents Common Stock issuable related to convertible debentures in the amount of $150,000. The Debentures are convertible into Common
Stock at $.0125 per share.


ITEM 1
ELECTION OF DIRECTORS

     The Board currently comprises six individuals. Pursuant to the Company's By-Laws, the Board has nominated and recommends the election of each of the nominees set forth below as a director of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company. The shares represented by proxy, unless the giver of the proxy dictates otherwise, will be voted at the Annual Meeting in favor of the nominees named below. The Board expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute unless the Board reduces the number of directors. There are no family relationships among any nominees or directors or among them and any officer of the Company or any of its subsidiaries.

     The following table sets forth information as of January 16, 1997 regarding the beneficial ownership of Common Stock of each nominee for election as a director of the Company, each Named Executive Officer and all directors and executive officers of the Company as a group. The shares of Common Stock set forth below include shares of Common Stock which are issuable pursuant to options issued by the Company under existing stock option plans, all of which are currently exercisable; however, no shares of Common Stock may currently be issued until such time as the Stockholders approve an increase to the authorized number of shares of Common Stock of the Company (See Item 2 below) as the Company does not have sufficient authorized and unissued shares of Common Stock.

                                                           Percent
   Name                Age       Number of Shares(1)  Beneficially Owned(1)(2)

Justin A. DiMacchia    54          1,549,624(4)              1.3%

John Donlevy(3)        70             58,500(5)                *

George Kelly           61             25,000(6)                *

David Klarman          31                  0                 0

Harold Rashbaum        70                  0                 0

Allan C. Sorensen      58            175,000(6)                *

Paul B. Kravitz(3)     65          2,795,160(7)              2.3%

All Executive Officers             4,603,284(8)              3.7%
and Directors as a
Group (7 persons)

--------------------

*     Less than one (1%) percent.

(1) Ownership includes sole voting and investment power except as otherwise noted. When applicable, the number of shares of Common Stock beneficially owned includes the number of unissued shares of Common
Stock which the listed person (or group) has a right to acquire within 60 days after January 16, 1997. In determining the number of shares of Common Stock outstanding for computing the percent of class owned by a listed person (or group), the number of shares of Common Stock outstanding of the Company has been increased by the number of unissued shares of Common Stock which the listed person (or group) has a right to acquire from the Company within 60 days after January 16, 1997.

(2) Applicable percentage ownership is based on 119,585,122 shares of Common Stock outstanding on January 16, 1997.

(3) In June 1996, Mr. Donlevy was appointed Chief Executive Officer of the Company, and upon Mr. Kravitz's retirement in August 1996, Mr. Donlevy was appointed President of the Company.

(4) Includes 14,544 shares of Common Stock owned directly and options and warrants that are presently exercisable to purchase 1,535,080 shares of Common Stock.

(5) Includes 6,000 shares of Common Stock owned directly and 52,500 shares subject to options that are presently exercisable.

(6) Includes 25,000 shares of Common Stock subject to options that are presently exercisable.

(7) Includes 187,000 shares of Common Stock owned directly and options and warrants that are presently exercisable to purchase 2,608,160 shares of Common Stock.

(8) Includes 357,544 shares of Common Stock and 4,245,740 shares subject to options and warrants that are presently exercisable.

Nominees for Election of Directors

     Set forth below is certain information for each nominee for election as a director and each executive officer named in the Summary Compensation Table:

     Allan C. Sorensen became the Company's Chairman of the Board in August 1996 and has been a director since February 1996. He also serves as Chairman of the Board of Interim Services, Inc. ("Interim") and has served on the Board of Interim since 1967. He was President of Interim from 1967 until 1989 and became Chief Executive Officer in 1978, when H&R Block, Inc. acquired Interim, until September 1991. He was elected Chairman of Interim in 1989.
He served as a director of H&R Block, Inc. from 1979 until September 1993.
H&R Block, Inc. spun off Interim in an initial public offering in January 1994. Mr. Sorensen holds a Bachelors of Science degree in Pharmacy from Drake University.

     John W. Donlevy has been a Director since October 31, 1994, and was appointed Chief Executive Officer of the Company in June 1996 and President in August 1996. He has more than 30 years of experience in the food and beverage industry. During the 1980's, Mr. Donlevy served as President of several Florida corporations, including South East Beverage Corp., an Anheuser-Busch distributor for Dade County; Zephyrhills Water Company, which serviced all of Florida; and Country Hearth Bakeries. He was Executive Vice President of KMC Holding Company, Miami, Florida, from 1983 until 1988.

     Justin A. DiMacchia has been a Director of the Company since July 1994, Chief Financial Officer since March 1994 and Vice President of Finance since July 1993. Mr. DiMacchia joined the Company in July 1993. From 1991 until joining the Company, Mr. DiMacchia was Vice President of Finance and Chief Financial Officer for ArtWorks, a retail art store chain located in Ohio.
From 1989 to 1990, Mr. DiMacchia was Vice President of Finance and Chief Financial Officer for Wentworth Galleries, a retail art store chain located in Florida. He was Executive Vice President and Chief Financial Officer for Country Hearth Bakeries from 1987 to 1988, a baking company located in Florida. In addition to retail experience, he practiced as a Certified Public Accountant, specializing in mergers and acquisitions, and was also with Arthur Andersen & Co. Mr. DiMacchia received a Bachelor of Business Administration from Ohio University in 1969. He is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

     George Kelly became a Director of the Company in February 1996. Mr. Kelly is owner and President of E.G.K. Corporation, in Florida, which owns and operates a restaurant. He was appointed by the Board to fill a vacancy. From 1988 to May 1996, Mr. Kelly served as President and Chief Executive Officer of D.G.P., Inc., a restaurant company with operations in Texas and Florida. From 1985 to 1987, Mr. Kelly owned and operated Victory Management, a food service company located in Ohio, which he sold in 1987. From 1968 to 1985, Mr. Kelly owned and operated Top Services, Inc., a food service company providing food to cafeterias, corporate private dining rooms, hospitals, schools and vending service in Ohio. Mr. Kelly sold this company to Stouffer Corporation in 1975 and continued to run it until 1985.

     David Klarman became a Director of the Company in August 1996. In August 1996, Mr. Klarman formed Klarman & Associates, a law firm specializing in corporate and securities law with offices located in New York and San Francisco. From August 1996 to present, Mr. Klarman has served as General Counsel of U.S. Wireless Corporation. From July 1994 to August 1996, Mr. Klarman was an associate of Lampert & Lampert, a New York law firm specializing in corporate and securities law. From February 1991 to July 1994, Mr. Klarman was an associate of Goldstein Axelrod & DiGioia, a __________ law firm. Mr. Klarman received his Juris Doctorate from Benjamin
N. Cardozo School of Law, Yeshiva University and is a member of the New York State Bar. Mr. Klarman received a B.S. degree in Finance from the University of Maryland in 1986. Pursuant to the terms of the Company's 11% Convertible Preferred Stock issued to European American Capital Corporation ("EACC") in February 1996, EACC is entitled to nominate two directors to the Company's Board; Mr. Klarman is one of two representatives nominated by EACC.

     Harold Rashbaum became a Director of the Company in August 1996. Since May 1996, Mr. Rashbaum has been the Secretary, Treasurer and a Director of Hollywood Productions, Inc. He also has been the Secretary, Chief Financial Officer and a director of D.L. Productions, Inc., since its inception in April 1996. Mr. Rashbaum became the Chairman of the Board of Play Co. Toys &
Entertainment Corp. in August 1996.   From January 1991 to March 1992, he was
a consultant for National Wholesale Liquidators, Inc., a retailer of household goods and housewares. From February 1996 to present, Mr. Rashbaum has been the President and a director of H.B.R. Consultant Sales Corp., of which his wife is the sole stockholder. From March 1992 to June 1995, Mr. Rashbaum was a consultant to 47th Street Photo, Inc., a retailer of electronics, which position was at the request of the bankruptcy court, during the time it was in Chapter 11. Mr. Rashbaum has been a consultant for Play Co. Toys & Entertainment Corp. Since June 1995, which company is a wholesaler and retailer of children's toys. Pursuant to the terms of the Company's 11% Convertible Preferred Stock issued to EACC in February 1996, EACC is entitled to nominate two directors to the Company's Board; Mr. Rashbaum is one of two representatives nominated by EACC.

Board and Committee Meetings

     The Board held eleven (11) meetings (exclusive of committee meetings) during the fiscal year ended September 1, 1996. Messrs. Donlevy and DiMacchia attended all of the Board meetings and all meetings of committees on which each of them serve. Messrs. Kelly, Klarman, Rashbaum and Sorensen attended all Board meetings [and all committee meetings] subsequent to their respective appointments to the Board. The Board has established the following committees, the functions and current members of which are noted below.

     Audit Committee. The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board internal accounting and financial controls for the Company as well as accounting principles, auditing practices and procedures to be employed in the preparation and review of the Company's financial statements. The Audit Committee is also responsible for recommending to the Board independent public accountants to audit the annual financial statements of the Company, the scope of the audit to be undertaken by such accountants and for reviewing the results of such audit. Messrs. Sorensen, Donlevy and DiMacchia were the members of the Audit Committee for the 1996 fiscal year. The Audit Committee held one meeting during the 1996 fiscal year. Effective September 1, 1996, the members of the Audit Committee are Messrs. Klarman, Kelly and Rashbaum.

     Compensation Committee. The Compensation Committee makes recommendations to the Board with respect to the compensation of directors, officers and employees of the Company and its subsidiaries. The Compensation Committee administers the Company's 1993 Stock Option Plan, 1995 Key Employee Stock Option Plan, 1995 Executive Stock Option Plan, 1995 Directors Stock Option Plan and 1997 Stock Option Plan. Messrs. Donlevy, Sorensen and Kelly were members of the Compensation Committee for the 1996 fiscal year and Paul Kravitz served on the Committee in an ex-officio capacity. The Compensation Committee held _____ (__) meetings during the 1996 fiscal year. Effective September 1, 1996, the members of the Compensation Committee are Messrs. Kelly, Rashbaum and Sorensen.

     The Company does not have a Nominating Committee.

Compensation of Directors

     The Company pays each non-employee director $1,000 for each board meeting attended in person and $750 for each board meeting attended by phone. The Company also periodically grants stock options to non-employee directors pursuant to the 1995 Directors Stock Option Plan.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended ("1934 Act"), requires a company's officers, directors, and persons who beneficially own more than 10% of a registered class of a company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that during the 1996 fiscal year, the Company's officers and directors have filed all of their required reports. The Company is aware of beneficial holders of greater than 10% of the Company's Common Stock as set forth above. The Company believes that they have filed their required reports.

Compensation of Executive Officers

Summary Compensation Table

The following table discloses compensation received by the Company's Chief Executive Officers and the Company's most highly compensated executive officers with salary and bonus exceeding $100,000 at September 1, 1996 (collectively, the "Named Executive Officers"), for each of the three fiscal years in the period ended September 1, 1996:

                                                                   Long-Term
                                          Annual Compensation(1)  Compensation
                                          ----------------------  ------------
                                                                   Securities
Name and Principal Position        Year   Salary ($)   Bonus ($)   Underlying
                                                                     Options

Paul B. Kravitz, Chairman of the   1996    $237,131     $22,408          - (4)
Board, CEO and President (2)       1995     172,989      50,000     2,296,160
                                   1994     102,533      13,144       162,000
John W. Donlevy
President and CEO (2)(3)           1996    $100,000        -             -

Justin A. DiMacchia, CFO, V.P.     1996    $156,057     $16,587          - (4)
of Finance, Treasurer and Director 1995     104,327      35,000     1,038,080
                                   1994      69,242      12,650        97,000

(1) Non cash benefits for each Named Executive Officer were less than 10% of their aggregate annual compensation.

(2)     Mr. Kravitz retired in August 1996.

(3) Mr. Donlevy became Chief Executive Officer in June 1996, and became President in August 1996 and the amount contained in the schedule above has been annualized. For the fiscal year ended September 1, 1996, Mr. Donlevy received $25,000 as non-accountable expense reimbursement.

(4) During fiscal 1996, options granted in 1994 and 1995 were repriced at market. See Section below entitled "Stock Option Plans".

Mr. Kravitz's employment agreement, as re-negotiated in March 1995, provided for an annual salary of $260,000 for the next five years, in addition to use of a car (or a car allowance), a bonus equal to five (5%) percent of the Company's pre-tax profits and participation in the Company's benefit plans. Mr. Kravitz retired in August 1996, and pursuant to the terms of his retirement agreement, the Company agreed to pay Mr. Kravitz an annual salary of $65,000 until December 31, 1997, in addition to the use of a car.

Mr. Donlevy was appointed Chief Executive Officer of the Company in June 1996, and President in August 1996, for which his annual compensation is $150,000. Prior to his appointment, since 1995, Mr. Donlevy served as a director and a consultant to the Company and was paid $2,000 monthly as a consultant.

In March, 1995 the Company entered into an employment agreement with Mr. DiMacchia providing for an annual salary of $150,000 for the next five years, in addition to the use of a car. In February 1996 and January 1997, Mr. DiMacchia agreed to a salary reductions to $110,000 and $90,000 per year, respectively. Mr. DiMacchia's agreement also entitles him to participation in an executive bonus pool, if any. Under the employment agreement, if the Company terminates Mr. DiMacchia's employment without cause, or if Mr. DiMacchia terminates his employment agreement after a change in control, the Company is required to pay him the remaining salary and benefits under the terms of his employment contract. In the event of the death of Mr. DiMacchia during the agreement's term, the Company is required to pay his estate an amount equal to two years salary.

Stock Option Plans

     The Board of Directors believes that stock option plans are an important component of employee, executive and director compensation because such plans encourage these individuals to remain in the Company's employ and link their rewards to stock price appreciation. Stock options encourage and reward efforts directed toward the enhancement of value in the shares of the Company's Common Stock. Such recognition is shared by almost every company with publicly traded shares. Stock options are especially beneficial where the actual compensation paid is modest, as is the case with the Company's executives, other employees and directors. The Company has four stock option plans, as summarized below, to provide incentives to further motivate its executives, other employees and directors and to balance pressures to manage for the short term with the Company's future vitality. Granting options allows the Company to be able to maintain a strong management team, develop sound business innovations, improve quality, increase efficiency and aggressively pursue new areas of growth internally and by acquisitions.

      Description of the 1995 Key Employees Stock Option Plan

     The Company's 1995 Key Employees Stock Option Plan (the "Key Employees Plan") was adopted by the Board of Directors on January 5, 1995, and by the Stockholders on February 3, 1995. The Key Employees Plan was amended by the Stockholders on February 21, 1996. The purpose of the Plan is to enable the Company to attract and retain officers and other key employees.

     Under the Key Employees Plan, options may be granted to purchase up to an
aggregate of 5,000,000 shares of the Common Stock.   As of January 16 , 1997,
options to purchase 1,578,333 shares of Common Stock had been granted and Options to purchase 3,421,667 shares of Common Stock were available for grant. The Key Employees Plan provides for the granting of incentive stock options ("ISOs") as provided for in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options ("NSOs"; which together with ISOs shall be referred to as "Options") to officers and other key employees of and consultants and advisors to the Company and its subsidiaries (collectively, "Eligible Participants"). As of January 16, 1997, there were ten Eligible Participants in the Key Employees Plan.

     The number of available shares of Common Stock and shares of Common Stock issuable pursuant to Options is subject to adjustment to reflect any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the capital of the Company. Shares of Common Stock originally issuable pursuant to Options, but that are no longer issuable because the Options have terminated or expired, are not deemed to have been issued for purposes of computing the number of available shares of Common Stock under the Key Employees Plan. Optionees are not required to pay the Company for the issuance of Options, but are required to pay an exercise price upon exercise of the Options.

     The Key Employees Plan is administered by the Compensation Committee. The Compensation Committee has full power and authority, subject to the terms of the Key Employees Plan, to select Optionees and to determine the terms and conditions of the Options.

     Except to the extent limited by the Key Employees Plan, the Code, and rules promulgated under Section 16 of the 1934 Act, the Board has the power, without the consent of the Stockholders of the Company, to amend, suspend, or discontinue, the Key Employees Plan. The Key Employees Plan will remain in effect until it is terminated by the Board, except that no Options may be granted after the tenth anniversary of the date of the Key Employees Plan's adoption by the Board.

     NSOs may be granted at an exercise price per share determined by the Compensation Committee, which cannot be less than the par value of the Company's Common Stock ($.001 per share). Options generally are not exercisable earlier than six months from the date of grant unless the Compensation Committee specifies an earlier date.

     ISOs are subject to the same terms and conditions as described above for NSOs, except that such Options may only be issued to employees of the Company and have additional terms, conditions, and limitations necessary for an optionee to receive ISO treatment under the Code. Under the Key Employees Plan (i) the term of an ISO cannot be for more than five years if the optionee owns more than 10% of the voting stock of the Company; (ii) the exercise price of an ISO cannot be less than 100% of the fair market value of the shares of Common Stock on the date of grant (110% if the optionee owns more than 10% of the voting stock of the Company); and (iii) the aggregate fair market value (determined at the time the Option is granted) of the shares with respect to which ISOs are exercisable for the first time by an Eligible Participant during any calendar year will not exceed $100,000.

     Description of the 1995 Executive Stock Option Plan

          The Company's 1995 Executive Stock Option Plan (the "Executive Plan") was adopted by the Board of Directors on January 5, 1995, and by the Stockholders on February 3, 1995. The Executive Plan was amended by the
Stockholders on February 21, 1996.   The purpose of the Executive Plan is to
assist the Company to obtain and retain the services of the Company's executive officers, and to provide those persons with further incentives to advance the interests of the Company.

     Under the Executive Plan, Options may be granted to purchase up to an aggregate of 5,200,000 Shares. As of January 16, 1997, Options to purchase 2,950,000 shares of Common Stock had been granted, Options to purchase 2,633,333 shares of Common Stock were outstanding and Options to purchase 2,566,667 shares of Common Stock were available for grant. The Executive Plan provides for the granting of ISOs and NSOs to the Company's executive officers
("Eligible Executives").   As of January 16, 1997, there were five Eligible
Executives in the Executive Plan.

     The number of available Shares of Common Stock and Shares of Common Stock issued pursuant to Options are subject to adjustment to reflect any stock split, stock dividend, recapitalization, combination or reclassification of the capital of the Company. Shares originally issuable pursuant to Options, but that are no longer issuable because the Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of available Shares. Optionees are not required to pay the Company for the issuance of options, but are required to pay an exercise price upon exercise of the options.

     The Executive Plan is administered by the Compensation Committee. The Compensation Committee has full authority, subject to the terms of the Executive Plan, to select optionees and to determine the terms and conditions of the options.

     Except to the extent limited by the Executive Plan, the Code, and rules promulgated under Section 16 of the 1934 Act, the Board has the power, without the consent of the Stockholders of the Company, to amend, suspend or discontinue the Executive Plan. The Executive Plan will remain in effect until it is terminated by the Board, except that no ISO may be granted after the tenth anniversary of the date of the Executive Plan's adoption by the Board.

     NSOs and ISOs under the Executive Plan are required and/or permitted to have the same terms and conditions as NSOs and ISOs under the Key Employees Plan.

Description of the 1993 Stock Option Plan

The following description of certain of the terms of the 1993 Stock Option Plan (the "1993 Plan") is qualified in its entirety by reference to the 1993 Plan, a copy of which has been filed with the Securities and exchange Commission and is available from the Company upon written request of the Company's Secretary.

Under the Plan, options may be granted to purchase up to an aggregate of 2,500,000 shares of the Company's Common Stock, par value $.001 per share ("Shares"). The number of available Shares and Shares issuable pursuant to options are subject to adjustment to reflect any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the capital of the Company. Shares originally issuable pursuant to options, but that are no longer issuable because the options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of available Shares. Optionees are not required to pay the Company for the issuance of options, but are required to pay an exercise price upon exercise of the options.

The 1993 Plan is administered by the Compensation Committee (the "Committee") consisting of not less than two members of the Company's Board of Directors (the "Board"). The Board will appoint the Committee members. The Committee will have full authority, subject to the terms of the 1993 Plan, to select optionees, to determine the terms and conditions of the options, and to administer the 1993 Plan.

The Committee is authorized in its sole discretion to specify other terms, provisions and conditions with respect to options, including such vesting conditions, special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on transfers of Shares issued upon exercise of options, not inconsistent with the 1993 Plan. The Committee may modify, extend or renew outstanding options, or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor.

Description of the 1995 Directors Stock Option Plan

The following description of certain of the terms of the 1995 Directors Stock Option Plan (the "Directors Plan") is qualified in its entirety be reference to the Directors Plan, a copy of which has been filed with the Securities and Exchange Commission and is available from the Company upon written request of the Company's Secretary.

Under the Directors Plan, options may be granted to purchase up to an aggregate of 350,000 Shares. Shares originally issuable pursuant to options, but that are no longer issuable because the options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of available Shares. Optionees are not required to pay the Company for the issuance of options, but are required to pay an exercise price upon exercise of the options.

The Directors Plan is be administered by the committee, however, the Committee has no authority to select optionees or determine the terms and conditions of the options, because the optionees and the terms and conditions of the options are determined strictly in accordance with the formula set forth in the Directors Plan, as described below. No member of the Committee may, during the period of one year prior to his/her service as an administrator of the Directors Plan, or during the period of such service, be granted or awarded Shares, options to acquire Shares, or similar equity securities of the Company under the Directors Plan or any similar plan of the Company.

The Directors Plan provides for automatic grants to each non-employee director of the Company of an NSO to acquire 25,000 Shares of the Common Stock on the date that such non-employee director initially becomes a director of the Company. Thereafter, on each January 1 beginning January 1, 1996, each non-employee director shall be granted an additional NSO to purchase the sum of 25,000 Shares of Common Stock plus ten percent (10%) of the number of Shares of Common Stock subject to Options granted to the director under the Directors Plan in the prior calendar year; provided that such director has served as a director for at least six months prior to such January 1. The exercise price for each Share of Common Stock shall be the fair market value of a Share of Common Stock as of the date of the option's grant. Each option shall have a term of ten year and will not be exercisable earlier than six months from the date of grant. To the extent not previously exercised, each option will terminate one year after the Optionee ceases to be a director of the Company for any reason.

Except to the extent limited by the Directors Plan, the Board will have the power, without the consent of the shareholders of the Company, to suspend or discontinue the Directors Plan. The Directors Plan will remain in effect until the fifth anniversary of the date of the Directors Plan's adoption by the Board.

The Directors Plan requires optionees to enter into stock option agreements with the Company which incorporate the terms of the options.

The following table presents information concerning options granted or repriced in fiscal 1996, all of which are vested, to Named Executive Officers under the Company's employee option plans:

Options Granted in Last Fiscal Year

                      Options Granted in Last Fiscal Year
                      -----------------------------------
                                            % of Total
                     Number of Securities   Employees
                     Underlying Options  Options Granted  Exercise  Expiration
        Name                 Granted       in Fiscal 1996   Price     Date

Paul B. Kravitz
 1993 Stock Option Plan       208,160(1)         61%        $0.09375      2004
 1995 Executive Stock
  Option Plan               1,625,000(2)         62%        $0.09375      2000
 1995 Key Employee Stock
  Option Plan                 775,000(3)         49%        $0.09375      2005

John W. Donlevy
 Directors Stock Option Plan   52,500(4)         41.2%    $.19 to $.97    2006

Justin A. DiMacchia
 1993 Stock Option Plan       135,080(5)         39%        $0.0935       2004
 1995 Executive Stock
  Option Plan               1,000,000(2)         38%        $0.0935       2000
 1995 Key Employee Stock
  Option Plan                 400,000(3)         25%        $0.0935       2005

(1) Of the options granted, 206,160 were granted in fiscal 1994 and 1995 at $3.44 per share and were repriced in November 1994, March 1996 and September 1996 at market. In fiscal 1996, the Compensation Committee, in lieu of additional options and in consideration of his early retirement, reduced the exercise price of existing options.
(2) The options as granted became exercisable according to a schedule based on the price of the Common Stock reaching various levels, ranging from $1.25 to $4.25 per share. The options were granted in fiscal 1995 at $.56 per share, but were repriced in March 1996 and September 1996 at market and eliminated the pricing plateaus. In 1996, the Compensation Committee, in lieu of additional options, reduced the exercise price of existing options.
(3) These options are exercisable immediately. These options were granted in August 1995, but were repriced in March 1996 and September 1996 at market. In 1996, the Compensation Committee, in lieu of additional options, reduced the exercise price of existing options.
(4) These options were granted while Mr. Donlevy was serving as an outside director. In June 1996, Mr. Donlevy was appointed Chief Executive
Officer of the Company and became an employee.  Mr. Donlevy became
President in August 1996 upon Mr. Kravitz's retirement.
(5) Of the options granted, 133,080 were granted in fiscal 1994 and 1995 at $3.44 per share and were repriced in November 1994, March 1996 and September 1996 at market. In 1996, the Compensation Committee, in lieu of additional options, reduced the exercise price of existing options.

The following table presents, as to each Named Executive Officer, the value of their respective unexercised options as of January 16, 1996. No Named Executive Officer exercised any options during the fiscal year ended September 1, 1996 or subsequent thereto.

Aggregated Option Exercises and Fiscal Year-End Option Values

          Aggregated Option Exercises and Fiscal Year-End Option Values
          -------------------------------------------------------------
                          Number of Securities      Value of Unexercised
                         Underlying Unexercised          In-the-Money
                          Options at Year-End        Options at Year-End
         Name          Exercisable/Unexercisable  Exercisable/Unexercisable(1)

Paul B. Kravitz          2,608,160/0                       $0/$0

John W. Donlevy             52,500/0                       $0/$0

Justin A. DiMacchia      1,535,080/0                   $3,838/$0

(1)     Based on the closing bid price on January 16, 1997 ($.0225).

Certain Relationships and Related Transactions

During 1996, the Company issued a new series of its previously authorized preferred stock. This new series is the subject of a Certificate of Designation, as amended (the "Certificate") and is the 11% Convertible Preferred Stock ("COPS"). Each share of COPS is issued for $1,100; has a dividend or payment in lieu thereof, payable quarterly starting June 30, 1996; and is convertible into common stock at the option of EACC at the rate of $.18 per share or by the Company as provided in the Certificate. Through January 24, 1997, the Company had not fulfilled the dividend requirements of the COPS for quarterly dividends subsequent to June 30, 1996. As of December 31, 1996, the amount in arrears totaled approximately $162,000 of which approximately $79,000 is more than 30 days in arrears.

In November 1994, to finance the acquisition of Royal, the Company entered into a convertible debenture agreement with EACC in the amount of $3.5 million bearing interest at 10%. From November 1994 to February 1996, $1.3 million of this debenture was converted into approximately 4.2 million shares of the Company's Common Stock. In February 1996, the balance of $2.2 million, together with a $500,000 note, accrued interest and a fee, were converted into 2,575 shares of the COPS. Pursuant to the terms of the Certificate, EACC is entitled to, and did, nominate two directors to the Company's Board.

     THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.


ITEM 2
PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

     Shares issuable pursuant to stock options and warrants and the terms of convertible debentures and preferred stock, while currently issuable convertible, may not be issued until such time as the shareholders approve an increase to the authorized number of shares of common stock of the Company. The Company is currently authorized to issue 120,000,000 shares of Common Stock, $0.001 par value per share and 10,000,000 shares of Preferred Stock.
As of January 16, 1997, the Company had: (i) 119,585,122 shares of Common Stock outstanding and 414,878 shares of Common Stock available for exercise of stock options and warrants and conversions of convertible debentures and preferred stock; and (ii) 85,294 shares of Preferred Stock issued and outstanding.

     The Board has unanimously approved and recommends to the Stockholders an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock, $0.001 par value, from 120,000,000 shares to __________ shares. If this proposed amendment is approved by the Stockholders, Paragraph "4" of the Certificate of Incorporation would be stricken and a new Paragraph "4" would be substituted in lieu thereof as follows:

          "4.     The total number of shares of stock which the
Corporation is authorized to issue is ____ Million
(________) shares consisting of ____ million
(_____,000,000) shares of common stock, par value
$.001 per share, and 10 million (10,000,000) shares of Preferred Stock, par value $.001 per share. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock, in series and, by filing a certified pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preference and rights of the shares of each series and the qualifications, limitations or restrictions thereof."

     The principal reason for the proposed increase in authorized shares of Common Stock is that the Company does not have sufficient shares of Common Stock authorized and reserved for issuance upon the exercise of outstanding stock options and warrants and the conversion of outstanding convertible debentures and preferred stock (collectively, the "Outstanding Convertible Securities"). As of January 16, 1997, the Company had 414,878 shares of Common Stock authorized and reserved for issuance upon the exercise of the Outstanding Convertible Securities. The Outstanding Convertible Securities are convertible, as of January 16, 1997, into 360,689,091 shares of Common Stock in the aggregate. Further, shares issuable pursuant to available stock options and warrants issuable to Strategica aggregate 143,898,442 shares. Set forth below is a breakdown of the type of Outstanding Convertible Securities, conversion and/or exercise price and number of shares of Common Stock receivable by the holder upon such exercise or conversion:

Type of Outstanding           Exercise or                 Aggregate Number of
  Securities                 Conversion Price           Shares of Common Stock
----------------------       ----------------           ----------------------
Stock Options                $.001 to $.09375                    4,428,240
Warrants                     $.0125 to $24.00                   34,818,681
Convertible Debentures       $.01125 to $.0125                 304,955,556
Convertible Preferred Stock         $.18                        16,486,614
                                                               -----------
                                                               360,689,091
                                                               ===========

     Accordingly, the Company does not have sufficient authorized shares of Common Stock to fill its obligations under the Outstanding Convertible Securities.

     The additional shares of Common Stock will be available for issuance from time to time without first offering such shares to the Stockholders. Stockholders do not have preemptive rights with respect to the shares of Common Stock. Although the Company has no present intention of issuing additional shares of Common Stock (other than in connection with the conversion and exercise of Outstanding Convertible Securities), their subsequent issuance may have the effect of diluting the voting power of existing Stockholders and may adversely affect the market price of the Common Stock. However, in the event additional shares of Common Stock are issued in transactions whereby favorable business opportunities are provided or that provide working capital sufficient to adequately capitalize the Company and allow it to pursue its business plans, the market price may increase. The issuance of such additional shares of Common Stock might be disadvantageous to current Stockholders in that any additional issuance's would reduce per share dividends, if any.

     The Board is recommending the adoption of the amendment to the Company's Certificate of Incorporation in order to permit the Company to have sufficient shares of Common Stock to issue upon the conversion or exercise of the Outstanding Convertible Securities and to enhance the Company's financial flexibility. The Company currently has all of its shares of Common Stock issued and outstanding, other than 414,878 shares reserved for issuance. In order to fulfill its obligations under the Outstanding Convertible Securities, the Company is required, as of January 16, 1997, to have 360,689.091 shares of Common Stock authorized and reserved for issuance. Further, shares issuable pursuant to available stock options and warrants issuable to Strategica aggregate 141,444,454 shares. The Board believes the proposed increase in the Company's authorized Common Stock is prudent in view of the Company's obligations under the Outstanding Convertible Securities and the complexity of modern business financing. The additional shares of Common Stock to be authorized by the amendment would be available for issuance from time to time for any proper corporate purpose; including the conversion or exercise of outstanding securities, without further action on the part of the Stockholders. Such purposes might include, without limitation, issuance of Common Stock in public or private sales for cash as a means of obtaining capital for use in the Company's business and operations, as part or all of the consideration required to be paid by the Company for the acquisition of other business properties or in connection with stock splits or dividends and under the Company's compensation plans for its officers, directors and employees. The Board does not intend to issue any Common Stock except on terms which it deems to be in the best interest of the Company and its Stockholders.

     The Company has no agreement or commitment concerning the issuance of any additional shares of Common Stock, except as to the Outstanding Convertible Securities.

     While the proposal set forth in this Item 2 does not result from any knowledge by the Board or management of the Company of any third party effort to accumulate Common Stock of the Company, additional shares of Common Stock issued by the Board could be utilized, under certain circumstances, to make a third party's attempt to gain control of the Company more difficult, time consuming and/or costly. For example, additional shares of Common Stock could be issued which might have the effect of diluting the percentage of Common Stock owned by a significant Stockholder or issued to purchasers who might support management in opposing a takeover bid which the Board determines is not in the best interest of the Company and its Stockholders. Accordingly, this proposal may be viewed as having possible anti-takeover effects. A takeover transaction frequently affords Stockholders the opportunity to sell their shares at a premium over current market prices. While the Company is subject to certain Delaware corporate law statutes which may have anti-takeover effects and the Board has the authority to issue up to an addition _____ shares of Preferred Stock, neither the Company's Certificate of Incorporation nor By-Laws presently contain any provisions which may be viewed as having an anti-takeover effect. The Company has agreements with certain executive officers and other personnel which provide for significant payments to such persons in the event of a takeover of the Company. This proposal is not a part of a plan by the Board to adopt a series of amendments which may have an anti-takeover effect and the Board does not presently intend to propose any amendments in future proxy solicitations which may have an anti-takeover effect.

     Any provision which discourages the acquisition of the Company's Common Stock by a person seeking control could be beneficial to the Stockholders generally to the extent that it (i) provides for greater stability and continuity of management, (ii) protects Stockholders against unfair or inequitable mergers or tender offers and (iii) helps discourage or prevent a takeover by an acquiror seeking to obtain control in order to break up and auction off the Company's component parts or otherwise act in non-beneficial ways with respect to the Company or its assets. However, such provisions could also have the effect of discouraging, making costlier or more difficult, or preventing a merger or a tender offer which would be beneficial to the Company's Stockholders. Moreover, the adoption of the proposed amendment to the Certificate of Incorporation may have the effect of assisting the Company's management in retaining its position, even if removal would be beneficial to the Stockholders generally. Consequently, management would be in a better position to resist changes that might benefit Stockholders generally, but that might be disadvantageous to management.

     The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for the adoption of the amendment to the Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as voting against Item 2.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.


ITEM 3

PROPOSAL TO ADOPT 1997 STOCK OPTION PLAN

     The Board has adopted, subject to approval by the Stockholders of the Company, a stock option plan entitled the 1997 Stock Option Plan (the "1997 Option Plan"), the full text of which is set forth as Exhibit "A" hereto. The 1997 Option Plan will become effective upon its approval by the Stockholders.

     The 1997 Option Plan contemplates the grant of the right to purchase shares of Common Stock of the Company (the "Option Stock") under Options that are either ISOs and NSOs. The number of shares of Option Stock which may be issued under the 1997 Option Plan may not exceed 44,000,000 shares. The Option Stock will be made available from the authorized but unissued shares of Common Stock or from treasury shares of the Company. Concurrently, the Company does not have any authorized but unissued shares of Common Stock available in connection with the 1997 Stock Option Plan. However, if the Stockholders approve the increase in authorized shares of the Company as set forth in Item 2 above, the Company will have sufficient authorized but unissued shares reserved for issuance.

     The 1997 Option Plan will be administered by the Compensation Committee. Those employees eligible to participate are officers, directors and other key employees of the Company and its subsidiaries. The Compensation Committee will have sole discretion, except as to directors, to determine from among eligible officers (other than officers who are also directors) and other key employees those to whom and the time or times at which Options may be granted, the number of shares of Option Stock to be subject to and the period for the exercise of Options. At the time of grant of any Option to persons other than to directors, the Compensation Committee will determine whether such Option is to be an Incentive Option or Non-Qualified Option.

     Of the 44,000,000 shares of Option Stock which may be issued pursuant to Options granted under the 1997 Option Plan, up to 4,000,000 shares of Stock are issuable pursuant to Options granted to directors of the Company, other than directors who are also officers ("Outside Directors"). Set forth below in a tabular format are the names, positions, dollar value and number of options granted by the Board of Directors on December 19, 1996 to the Outside Directors ("Initial OD Formula Options"), subject to the approval of the
Stockholders:

                                       Dollar Value          Number of Initial
      Name                                  ($)             OD Formula Options

George Kelly                                 (a)                  800,000

David Klarman                                (a)                  800,000

Harold Rashbaum                              (a)                  800,000

     Subject to the Plan limits, upon the election or appointment of an additional or replacement Outside Director of the Company, such new Outside Director shall be granted Options (hereinafter "Additional OD Formula Options"; Initial OD Formula Options and Additional OD Formula Options being hereinafter collectively referred to as "OD Formula Options"), on the date of election or appointment, to purchase 800,000 shares of Option Stock. No Outside Director shall be granted any Option under the Plan other than Formula Options.

     Initial OD Formula Options vest as to the Option Stock 50% upon grant and 50% one year from the date of grant. Subject to the foregoing, the Initial OD Formula Options are exercisable for five years after the date of grant and the exercise price for each Initial OD Formula Option is $.0125 per share. The Additional OD Formula Options will vest as to the Option Stock 50% upon the person becoming an Outside Director and 50% in one year. The exercise price for each Additional OD Formula Option shall be determined by the Committee on the date of grant. Subject to the foregoing, the Additional OD Formula Operations shall be exercisable for five years from the date of grant.

     24,000,000 shares of Common Stock are issuable under the 1997 Option Plan to officers of the Company. Set forth below in a tabular format are the names, positions, dollar value and number of options granted on December 19, 1996 to certain officers of the Company ("Initial Other Formula Options", which together with OD Formula Options shall be referred to as "Formula Options"), subject to the approval of Stockholders:

      Name and                  Dollar Value           Number of Initial Other
      Position                        $                    Formula Options

John Donlevy,                        (a)                     10,000,000
 President and Chief
 Executive Officer

Justin A. DiMacchia,                 (a)                      6,000,000
 Chief Financial Officer -
 Vice President of Finance

Paul Mitchell,                       (a)                      4,000,000
 Vice President of Sales

Allan C. Sorensen,                   (a)                      4,000,000
 Chairman


-----------------------

(a) The respective dollar value of each Formula Option granted under the 1997 Option Plan depends upon the fair market value of Option Stock at the time of the exercise of such Formula Option and is thus not determinable at this time.

     Subject to the Corporation achieving Performance Targets (as defined below) for the fiscal years August 31, 1997 ("1997 Fiscal Year") and August 30, 1998 ("1998 Fiscal Year"), the Other Formula Options shall vest as to shares of Stock 60% for the 1997 Fiscal Year and 40% for the 1988 Fiscal Year. Subject to the foregoing, the Other Formula Options are exercisable for five years after the date of grant and the exercise price for each Other Formula Option shall be $.0125. Notwithstanding anything to the contrary, no Other Formula Option shall be exercisable until the Committee determines whether and to what extent the Performance Targets for the respective fiscal year for which the respective Other Formula Options vest have been met. All Other Formula Options shall be Non-Qualified Stock Options.

     The Compensation Committee is required by the terms of the 1997 Option Plan to adopt a budget for the 1997 Fiscal Year and a budget for the 1998 Fiscal Year (collectively, the "Budgets"). The Budgets shall provide that the Company will realize earnings before interest, taxes, depreciation and amortization for the 1998 Fiscal Year. No assurance can be given that the Company will in fact realize earnings as set forth on the Budgets. Set forth below are the performance targets ("Performance Targets") and the percentage of Other Formula Options that shall actually vest for each of the two fiscal years:

   Actual
 Performance  Less       80% to   90% to     100% to    110% to    120% or
 vs. Budget   than 80%   89%      99%        109%       119%       more
-----------------------------------------------------------------------------
Percentage
of Options
Vesting for
a Specific
Fiscal Year   0%        60%       70%        80%        90%        100%


     Options to purchase up to 14,000,000 shares of Option Stock (hereinafter referred to as "Non-Formula Options") may be granted by the Committee to officers (other than officers who are also directors) and other key employees
of the Company and its subsidiaries.    As of January 16, 1997, there were
approximately _____ officers (other than officers who are also directors) and other key employees of the Company and its subsidiaries eligible to receive grants of Non-Formula Options.

     The per share exercise price of the Option Stock subject to each Incentive Option may not be less than fair market value of the Option Stock on the date the Incentive Option is granted. The per share market value of the Company's Common Stock on January 16, 1997, was $.0225, as listed on the OTC Bulletin Board. Options must be granted within two years from the effective day of the 1997 Option Plan and the period for the exercise of each Option cannot exceed five years from the date of grant.

     No Option may be exercised unless and until the optionee has remained in the employ of the Company or its subsidiaries for one year from the date of grant, except in the case of death, retirement or disability as described below. No Option will be transferable by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee the Option may be exercisable only by him. In addition, the Formula Options granted on ______________ may not be exercised at any time prior to six months after approval of the 1997 Option Plan by the Stockholders of the Company.

     In the event of termination of employment, other than by death or disability, of an optionee whose Option has been in effect one year, the optionee will have three months after such termination within which to exercise the Option to the extent that it was exercisable at the date of such termination. Upon termination of employment of an optionee by reason of death or permanent total disability, his Option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination.

     The option exercise price may be satisfied in cash or, in the discretion of the Committee, by exchanging shares of Common Stock owned by the optionee or by a combination of cash and shares of Common Stock. The ability to pay the option exercise price in shares of Common Stock would permit an optionee to engage in a series of successive stock-for-stock exercises of an Option (sometimes referred to as "pyramiding") and thereby fully exercise an Option with little or no cash investment; however, it is expected that the Committee's policy will be to require any stock tendered in payment of the exercise price to be in certificate form and to have been held by the exercising optionee for such time as is sufficient to avoid any adverse accounting consequence to the Company resulting from the permitting of stock-for-stock exercises.

     The Board of Directors has broad authority to amend the 1997 Option Plan provided that participants consent to any amendments which diminish their rights. Stockholder approval or ratification is required for amendments which: (i) increase the number of shares subject to the 1997 Option Plan;
(ii) materially modify the requirements as to eligibility for participation in the 1997 Option Plan; (iii) extend the term during which Options may be granted. Notwithstanding the foregoing, the Board of Directors may adopt such amendments as the Board shall in good faith deem necessary in order to conform the 1997 Option Plan to the requirements of Rule 16b-3 promulgated under the 1934 Act.

Federal Income Tax Consequences to Optionee

     General

     The following summary of Federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the 1997 Option Plan (or the grant or exercise of Options thereunder) under foreign, state and/or local tax law, and such tax laws may not correspond to the Federal tax treatment described herein. Accordingly, individuals eligible to receive Options under the Option Plan should consult their personal tax advisors prior to engaging in any transaction under the Option Plan.
     Capital gains are taxed at a maximum rate of 28% and accordingly, the following summary characterizes income from various transactions as either ordinary income or capital gain.

     Incentive Options

     In order for a stock option to qualify as an incentive option, the plan and the option granted thereunder must conform to the statutory requirements set forth in the Code, including the general rule that the option has been granted at an exercise price at least equal to the fair market value of the underlying stock. Section 422(c)(1) of the Code provides that a good faith effort to estimate the fair market value of the stock at the time the option is granted will satisfy this general rule, even if at a later time it appears that the exercise price in fact is less than the actual fair market value as of the date of grant of the option.

     In general, an optionee will not be treated as receiving taxable income upon either the grant or exercise of an option which qualifies as an incentive option, and the optionee generally will receive capital gains or loss treatment, as the case may be, upon sale of the shares acquired pursuant to such an option, provided each of the following conditions under Section 422 of the Code is satisfied:

     (1) Employment Requirement: In general, the optionee must be continuously employed by the Company (or certain related companies) during the period commencing on the date of grant of the incentive option and ending on the date three months prior to the date of exercise of such option. As a result of this requirement, an incentive option generally must be exercised within three months following termination of employment. The three month period is extended to one year if employment terminates by reason of disability or death.

     (2) Holding Period Requirement. Under most circumstances, the shares of the common stock of a Company acquired pursuant to the exercise of an incentive option (a) must not be sold or otherwise disposed of for two years from the date of the granting of such option and (b) must be held for at least one year after the transfer of such stock to the optionee upon exercise of the option. (Neither of such holding periods apply to the disposition of shares by the employee's estate or his or her heirs after his or her death).

     If shares acquired upon exercise of an incentive option are disposed of prior to the expiration of such holding periods (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of such Disqualifying Disposition in an amount equal to the difference between (a) the option exercise price and (b) the lesser of (i) the amount realized on such disposition or (ii) the fair market value of such shares as of the date of exercise of the incentive option under which the shares were acquired. Any gain realized on a Disqualifying Disposition in excess of such ordinary income amount generally will be treated as capital gain (short-term or long-term depending upon whether the shares are held for the applicable long-term holding period following exercise of the option (currently more than one year)).

     Alternative Minimum Tax

     In the case of incentive options, the excess of the fair market value of the stock at the time of exercise of the option, over the option exercise price (herein the "ISO exercise spread") is included in alternative minimum taxable income in the year of exercise, and thus may be subject to the alternative minimum tax (currently imposed at a rate of 26% of alternative minimum taxable income under $175,000 and 28% of the amount in excess thereof). In general, the alternative minimum tax is applicable if it exceeds the taxpayer's regular income tax computed in the normal way for the same year.

     If an optionee is required to pay such alternative minimum tax with respect to the ISO exercise spread on exercise of an incentive option, for regular income tax purposes neither the amount of such spread nor the amount of such alternative minimum tax is added to his or her tax basis for the shares acquired on exercise of such option. Thus, on a subsequent disposition of such shares, the same ISO exercise spread will constitute taxable income for regular tax purposes (assuming the amount realized on such disposition equals or exceeds the market value of the shares at the time of exercise). As a result, the optionee could be taxed twice with respect to the same appreciation in value of such shares up to the date of exercise of an incentive option, i.e., first under the alternative minimum tax at the time of exercise, and then again under the regular tax at the time of a disposition. The adverse consequences of this potential "double taxation" of the same appreciation in value may be substantially (and possibly entirely) offset by reason of the application of the "minimum tax credit", which generally may be claimed against a taxpayer's regular tax liability in an amount equal to certain portions of the taxpayer's alternative minimum tax liability. In view of the complexity of the rules regarding the alternative minimum tax and the minimum tax credit, optionees should consult their personal tax advisors if they have any questions regarding this matter.

     Non-Qualified Options

     In general, there are no tax consequences to the optionee upon the grant of a non-qualified option, but upon exercise the optionee generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise.

     An optionee's tax basis in his or her shares acquired on exercise of a non-qualified option will be equal to the option exercise price paid by the optionee plus the amount of income recognized by the optionee by reason of his or her exercise of the option under the rules described above. Upon a subsequent disposition of the shares received on exercise of a non-qualified option, the difference between the amount realized on such disposition and the optionee's tax basis for such shares generally will be treated as a capital gain or loss, which will be short-term or long-term depending on the employee's holding period with respect to such shares.

     Management Recommendation

     The determination as to which officers, directors and key employees were and will be granted Options under the 1997 Option Plan was and will be made on the basis of the directors or employee's past, present or potential contribution to the success of the Company and otherwise in accordance with the 1997 Option Plan. By affording directors and key management employees of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interest in the Company and by thus encouraging such directors and employees to become owners of the Company's Common Stock, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. The affirmative vote of a majority of the shares represented at the Annual Meeting is required for approval of the 1997 Option Plan.

     FOR THIS REASON, THE BOARD RECOMMENDS TO THE COMPANY'S STOCKHOLDERS THAT THEY VOTE "FOR" APPROVAL OF THE 1997 OPTION PLAN.

ITEM 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has appointed Coopers & Lybrand, L.L.P. as independent public accountants, to audit the consolidated financial statements of the Company for the year ending August 31, 1997 and to perform other appropriate accounting services.

     A proposal will be presented at the Annual Meeting to ratify the appointment of Coopers & Lybrand, L.L.P. as the Company's independent public accountants. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting. If any such representatives are present, they will have the opportunity to make a statement, if they desire. If the Stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent public accountants will be considered by the Board upon recommendation of the Audit Committee.

     The Board recommends a vote "FOR" ratification of the appointment of Coopers & Lybrand, L.L.P. as the Company's independent public accountants.


INDEPENDENT AUDITORS

     Coopers & Lybrand, L.L.P. have acted as independent auditors for the Company since 1992 and have been selected by the Audit Committee to serve in such capacity for the fiscal year ending August 31, 1997. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he so desires, and to respond to appropriate questions.


OTHER MATTERS

     The Board is not aware of any matter not referred to in the enclosed form of proxy that will be presented for action at the Annual Meeting. If any such matter properly comes before the Annual Meeting, the proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies.

     The Company's transfer agent, American Stock Transfer & Trust Company, is to perform certain services in connection with the solicitation, including tabulation of proxies and personal or telephone inquiries to Stockholders or brokers, banks or others acting as custodians. For these services, the transfer agent will receive a fee at its customary rate and reimbursement of certain out-of-pocket expenses. Brokers, banks and other persons acting as custodians may be reimbursed for certain expenses incurred by them in obtaining instructions from beneficial owners of the Company's Common Stock. In addition to use of the mails, directors and officers of the Company may, without compensation other than their regular compensation, solicit proxies from Stockholders by telephone or in person. All costs of solicitation will be borne by the Company.

     The Company will provide, without charge, to each Stockholder whose proxy is being solicited hereby, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 1, 1996 (including the financial statements and schedules thereto), as filed with the Securities and Exchange Commission, and/or the Company's 1996 Annual Report, upon written request directed to the attention of Justin A. DiMacchia, Secretary, The AppleTree Companies, Inc., 5732 Curlew Drive, Norfolk, Virginia 23502.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Proposals of Stockholders intended to be presented at the Annual Meeting in 1997 must be received by the Secretary of The AppleTree Companies, Inc., 5732 Curlew Drive, Norfolk, Virginia 23502, not later than __________ __, 1997 to be considered for inclusion in the Company's 1998 proxy materials.

     Please complete the enclosed proxy and mail it in the enclosed postage prepaid envelope as soon as possible.

                                      By the order of the Board of Directors



                                      Justin A. DiMacchia, Corporate Secretary

The AppleTree Companies, Inc.
5732 Curlew Drive
Norfolk, Virginia 23502